As filed with the Securities and Exchange Commission on May 23, 2017

Registration No. 333-217573

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aeglea BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4312787
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

(512) 942-2935

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Lowe, Ph.D.

Chief Executive Officer

Aeglea BioTherapeutics, Inc.

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

(512) 942-2935

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq. Effie Toshav, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Charles N. York II Chief Financial Officer Aeglea BioTherapeutics, Inc. 901 S. MoPac Expressway Barton Oaks Plaza One Suite 250 Austin, TX 78746 (512) 942-2935

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-217573) (the “Registration Statement”) of Aeglea BioTherapeutics, Inc. is being filed solely to re-file Exhibit 23.1 previously filed with the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, the exhibit index and Exhibit 23.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 23, 2017.

AEGLEA BIOTHERAPEUTICS, INC.

By:	/s/ David G. Lowe, Ph.D.
David G. Lowe, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David G. Lowe, Ph.D. David G. Lowe, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2017

/s/ Charles N. York II Charles N. York II	Chief Financial Officer and Vice President (Principal Accounting Officer and Principal Financial Officer)	May 23, 2017

* Suzanne L. Bruhn, Ph.D.	Director	May 23, 2017

* Russell J. Cox	Director	May 23, 2017

* George Georgiou, Ph.D.	Director	May 23, 2017

* Sandesh Mahatme, LLM	Director	May 23, 2017

* Anthony G. Quinn, M.B Ch.B, Ph.D.	Director	May 23, 2017

* Armen Shanafelt, Ph.D.	Director	May 23, 2017

*By:	/s/ Charles N. York II
Charles N. York II Attorney-in-Fact

***

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

1.2	Capital on DemandTM Sales Agreement, dated May 1, 2017, by and between the Registrant and JonesTrading Institutional Services LLC	S-3	333-217573	1.2	5/1/2017

3.1	Restated Certificate of Incorporation	S-1/A	333-205001	3.2	9/14/2015

3.2	Restated Bylaws	S-1/A	333-205001	3.4	9/14/2015

4.1	Form of Common Stock Certificate	S-1/A	333-205001	4.1	9/14/2015

4.2	Amended and Restated Investors’ Rights Agreement, dated March 10, 2015, by and among the Registrant and certain of its stockholders, as amended	S-1	333-205001	4.2	6/16/2015

4.3	Form of Debt Security	S-3	333-217573	4.3	5/1/2017

4.4	Form of Indenture	S-3	333-217573	4.4	5/1/2017

4.5*	Form of Warrant

4.6*	Form of Warrant Agreement

4.7*	Form of Preferred Stock Certificate

4.8*	Form of Subscription Rights Certificate

4.9*	Form of Unit

4.10*	Form of Unit Agreement

5.1	Opinion of Fenwick & West LLP	S-3	333-217573	5.1	5/1/2017

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	S-3	333-217573	12.1	5/1/2017

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)	S-3	333-217573	23.2	5/1/2017

24.1	Power of Attorney (included on the signature page hereto)	S-3	333-217573	24.1	5/1/2017

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

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